UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Union Drilling, Inc.
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SIDEWINDER DRILLING AND UNION DRILLING ANNOUNCE EARLY TERMINATION OF HSR WAITING PERIOD

FORT WORTH and HOUSTON, Texas, October 17, 2012 – Union Drilling, Inc. (NASDAQ: UDRL) (“Union Drilling”), a land drilling services and equipment contractor headquartered in Fort Worth, Texas, and Sidewinder Drilling Inc. (“Sidewinder”), a Houston-based land drilling company controlled by Avista Capital Partners, today announced the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), relating to the previously announced proposed acquisition of all outstanding shares of common stock of Union Drilling by Sidewinder’s acquisition subsidiary, Fastball Acquisition Inc. (“Fastball”).  Accordingly, the condition to the closing of the transactions previously disclosed with respect to the expiration or termination of the applicable waiting period under the HSR Act has been satisfied.

As previously disclosed, on October 5, 2012, Fastball commenced a cash tender offer to acquire all of the outstanding shares of common stock of Union Drilling at a price of $6.50 per share, net to the seller in cash without interest thereon and less any applicable withholding taxes.  The tender offer is being made pursuant to an offer to purchase and a related letter of transmittal, each dated October 5, 2012, and a merger agreement entered into on September 24, 2012 among Union Drilling, Sidewinder, and Fastball.  Pursuant to the merger agreement, after completion of the tender offer and the satisfaction or waiver of all conditions, Fastball will merge with and into Union Drilling and all outstanding shares of Union Drilling’s common stock, other than shares held by Fastball or Sidewinder or shares held by Union Drilling’s stockholders who have validly demanded appraisal rights under Delaware law, will be cancelled and converted into the right to receive cash equal to the $6.50 offer price per share, net to the seller in cash without interest thereon and less any applicable withholding taxes.  In certain cases, the parties have agreed to proceed with a one-step merger transaction if the tender offer is not completed.

The tender offer and withdrawal rights are scheduled to expire at 12:00 midnight, New York City time, at the end of the day on Friday, November 2, 2012, unless the offer is extended or earlier terminated in accordance with the merger agreement and applicable law.  The completion of the tender offer remains subject to certain conditions as described in the tender offer statement on Schedule TO filed by Fastball and Sidewinder with the Securities and Exchange Commission (the “SEC”) on October 5, 2012.

Additional Information

This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Union Drilling.  The offer to purchase shares of Union Drilling common stock has been made pursuant to a tender offer statement on Schedule TO, containing the offer to purchase, the letter of transmittal and related offer documents, filed by Fastball and Sidewinder with the SEC on October 5, 2012.  Union Drilling filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer with the SEC on October 5, 2012, as amended.

INVESTORS AND UNION DRILLING, INC. STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES.  Stockholders of Union Drilling may obtain a free copy of these documents and other documents filed with the SEC by Union Drilling, Sidewinder or Fastball at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer.  Additional information regarding Union Drilling directors and executive officers is also included in Union Drilling’s proxy statement for its 2012 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  In addition, stockholders will be able to obtain a free copy of the tender offer documents from the information agent named in the offer to purchase or from Sidewinder.

In connection with the potential one-step merger, Union Drilling has filed a preliminary Proxy Statement on Schedule 14A with the SEC. Additionally, Union Drilling intends to file other relevant materials with the SEC in connection with the proposed acquisition of Union Drilling by Fastball.  Stockholders of Union Drilling are urged to read the definitive Proxy Statement on Schedule 14A and other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.  Stockholders may obtain free copies of these materials and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov.

Union Drilling and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Union Drilling stockholders in connection with the proposed merger. Information concerning the interests of Union Drilling’s participants in the solicitation, which may, in some cases, be different than those of Union Drilling’s stockholders generally, will be set forth in the preliminary Proxy Statement on Schedule 14A relating to the merger and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available.

About Union Drilling

Union Drilling, Inc., headquartered in Fort Worth, Texas, provides contract land drilling services and equipment to oil and natural gas producers in the United States.  Union Drilling currently owns 53 rigs, including 2 which are under construction, and specializes in unconventional drilling techniques.

About Sidewinder Drilling

Sidewinder Drilling Inc., headquartered in Houston, Texas, is a drilling contractor which owns and operates a fleet of premium land rigs targeting unconventional oil and gas resource plays throughout the United States. Sidewinder meets the needs and demands of E&P companies with its new, fit-for-purpose fleet, demonstrated operating and safety systems and processes, and experienced management team. Sidewinder’s rigs are configured to minimize non-productive time via faster rig-up / rig-down and through the use of modern, efficient drilling and equipment. Sidewinder is a portfolio company of Avista Capital Partners.

About Avista Capital Partners

Avista Capital Partners is a leading private equity firm with over $4 billion under management and offices in New York, Houston and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented energy, healthcare, communications & media, industrials, and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses.

Contacts:

Union Drilling, Inc. Christopher D. Strong, CEO Tina Castillo, CFO 817-735-8793	Sidewinder Drilling Inc. Jon C. Cole, Chairman & CEO Anthony Gallegos, CFO 832-320-7600

DRG&L Ken Dennard / Ben Burnham 713-529-6600

Forward Looking Information

Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of Union Drilling’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that Union Drilling files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which Union Drilling operates, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of Union Drilling’s business, Union Drilling’s future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or Union Drilling’s failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. These forward-looking statements reflect Union Drilling’s expectations as of the date of this press release. Union Drilling undertakes no obligation to update the information provided herein.